SECURITIES PURCHASE AGREEMENT


                         Dated as of March 6, 1998


                               by and among


                       GRANITE POWER PARTNERS, L.P.,


                          LS POWER CORPORATION,


                         COGENTRIX ENERGY, INC.,


                       COGENTRIX MID-AMERICA, INC.,


                      COGENTRIX COTTAGE GROVE, LLC


                                 and


                       COGENTRIX WHITEWATER, LLC

                            TABLE OF CONTENTS

                                                                   Page

ARTICLE I CERTAIN DEFINED TERMS; RULES OF CONSTRUCTION               1
 SECTION 1.1  Certain Terms                                          1

ARTICLE II AGREEMENT TO PURCHASE; THE CLOSING; ALLOCATION OF
           PURCHASE PRICE                                            4
 SECTION 2.1  Agreement to Sell; Agreement to Purchase               4
 SECTION 2.2  Time and Place of Closing                              4
 SECTION 2.3  Purchase Price; Terms of Payment                       5
 SECTION 2.4  Allocation of Purchase Price                           5

ARTICLE III CONDITIONS TO CLOSING                                    7
 SECTION 3.1  Conditions Precedent to Obligations of
              the Purchaser                                          7
 SECTION 3.2  Conditions Precedent to Obligations of
              the Sellers                                            9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS            10
 SECTION 4.1  Representations and Warranties of the Sellers         10
 SECTION 4.2  Financial Statements                                  14

ARTICLE V REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
          THE PURCHASERS                                            14
 SECTION 5.1  Representations and Warranties of the Purchasers      14
 SECTION 5.2  Agreements of the Purchaser                           16

ARTICLE VI COVENANTS                                                16
 SECTION 6.1  Implementing Agreement.                               16
 SECTION 6.2  Preservation of Business.                             17
 SECTION 6.3  Exclusivity.                                          17

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                       17
 SECTION 7.1  Termination                                           17
 SECTION 7.2  Effect of Termination                                 17

ARTICLE VIII MISCELLANEOUS                                          18
 SECTION 8.1  Notices                                               18
 SECTION 8.2  Binding Effect; Survival                              19
 SECTION 8.3  Applicable Law                                        19
 SECTION 8.4  Waivers; Amendments                                   19
 SECTION 8.5  Entire Agreement                                      19
 SECTION 8.6  Waiver of Jury Trial                                  19
 SECTION 8.7  Severability                                          19
 SECTION 8.8  Counterparts                                          20
 SECTION 8.9  Headings                                              20
 SECTION 8.10  Expenses                                             20
 SECTION 8.11  Confidentiality                                      20
 SECTION 8.12  Further Assurances                                   20

EXHIBITS AND SCHEDULES

Exhibit 1.1A           - Form of Consent, Waiver and Amendment
                         No. 2 of LSP-Cottage Grove, L.P.
Exhibit 1.1B           - Form of Consent, Waiver and Amendment
                         No. 1 Of LSP-Whitewater Limited
                         Partnership
Exhibit 3.1(f)(i)      - Form of Pledge Agreements
Exhibit 3.1(f)(vii)(A) - Form of Opinion of Skadden, Arps,
                         Slate, Meagher & Flom LLP
Exhibit 3.1(f)(vii)(B) - Form of Opinion of Brown, Olsen & Wilson
Exhibit 3.1(f)(vii)(C) - Form of Opinion of DeWitt, Ross &
                         Stevens, SC
Exhibit 3.1(f)(vii)(D) - Form of Opinion of Leonard, Street
                         and Deinard
Exhibit 3.1(h)         - Form of Assignment and Assumption
                         Agreement
Exhibit 3.2(b)(iii)(A) - Form of Opinion of Fennebresque, Clark,
                         Swindell & Hay
Exhibit 3.2(b)(iii)(B) - Form of Opinion of Van Ness Feldman

Schedule 3.1(e)        - Financial Statements
Schedule 3.1(f)(ii)    - Resignations
Schedule 3.1(j)        - UCC-1 Filings to be Released
Schedule 4.1(a)        - Authority to Conduct Business
Schedule 4.1(c)        - Securities of the Acquired Companies
Schedule 4.1(d)(i)     - Consents, Filings and Approvals
Schedule 4.1(d)(ii)    - No Defaults under Governmental Rule or
                         Governmental Approval
Schedule 4.1(g)        - Litigation
Schedule 4.1(k)(i)     - Material Contracts
Schedule 4.1(k)(ii)    - No Defaults under Material Contracts
Schedule 4.1(l)        - Absence of Certain Changes

                     SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT dated as of March 6, 1998 (this "Agreement") is made by and among Granite Power Partners, L.P., a Delaware limited partnership ("Granite"), LS Power Corporation, a Delaware corporation ("LS Power"), Cogentrix Energy, Inc., a North Carolina corporation, Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a Delaware limited liability company, and Cogentrix Whitewater, LLC, a Delaware limited liability company.


                         W I T N E S S E T H:

     WHEREAS, Granite owns, directly and indirectly, certain securities of LSP-Whitewater Limited Partnership, a Delaware limited partnership, LSP-Cottage Grove, L.P., a Delaware limited partnership, LSP-Whitewater I, Inc., a Delaware corporation, LSP-Cottage Grove, Inc., a Delaware corporation, and LS Power Funding Corporation, a Delaware corporation ("Funding");

     WHEREAS, LS Power is the general partner of Granite;

     WHEREAS, LS Power owns all of the outstanding capital stock of FloriCulture, Inc., a Delaware corporation ("FloriCulture"); and

     WHEREAS, Granite and LS Power now desire to sell to the Purchasers (as defined below) the Securities (as defined below), and the Purchasers desire to purchase the Securities, all upon the terms, and subject to the conditions, set forth herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                              ARTICLE I
              CERTAIN DEFINED TERMS; RULES OF CONSTRUCTION

     SECTION 1.1 Certain Terms. The following terms shall, except where the context otherwise requires, have the following meanings.

     "Acquired Companies" collectively means LSP-Whitewater Limited Partnership, LSP-Cottage Grove, L.P., LSP-Whitewater I, Inc., LSP-Cottage Grove, Inc., Funding and FloriCulture.

     "Affiliate" means, with respect to any Person, another Person directly or indirectly controlling, controlled by or under common control with such first Person. The term "control", with respect to any Person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Bond Financing" means that certain offering of $332,000,000 Senior Secured Bonds of LS Power Funding Corporation governed by the Trust Indenture dated as of May 1, 1995 between LS Power Funding Corporation and IBJ
Schroder Bank & Trust Company, the Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and the Trust
Indenture dated May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank.

     "Closing" means the consummation of the transactions contemplated by the Transaction Documents.

     "Closing Date" has the meaning set forth in Section 2.2.

     "Credit Agreements" collectively means the Credit Bank Documents as defined under the Bond Financing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute.

     "FERC" means the Federal Energy Regulatory Commission.

     "FloriCulture" has the meaning set forth in the preamble hereto.

     "FloriCulture Stock" means all of the outstanding capital stock of FloriCulture, Inc.

     "Funding" has the meaning set forth in the preamble hereto.

     "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Governmental Approval" means any action, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

     "Governmental Authority" means any Federal, state or local or other governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

     "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

     "Granite" has the meaning set forth in the preamble hereto.

     "Law" means, with respect to a Person, (i) the articles or certificate of incorporation, formation, organization, partnership or operating agreements and bylaws or other organizational or governing documents of such Person and (ii) any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "LSP-Cottage Grove, Inc. Stock" means all of the outstanding capital stock of LSP-Cottage Grove, Inc.

     "LSP-Cottage Grove, L.P. Interests" means the 72.22% limited partnership interests in LSP-Cottage Grove, L.P.

     "LS Power" has the meaning set forth in the preamble hereto.

     "LSP-Whitewater I, Inc. Stock" means all of the outstanding capital stock of LSP-Whitewater I, Inc.

     "LSP-Whitewater Limited Partnership Interests" means the 73.17% limited partnership interests in LSP-Whitewater Limited Partnership.

     "Management Budgets" shall collectively mean the operating plans, operating budgets and three-year projections prepared by LS Power for (i) LSP-Cottage Grove, L.P. pursuant to Sections 6.1(g) (iii) and (iv) of the Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank & Trust Company and (ii) LSP-Whitewater Limited Partnership pursuant to Sections 6.1(g)(iii) and (iv) of the Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank & Trust Company.

     "Material Contracts" has the meaning set forth in Section 4.1(k).

     "Notices" has the meaning set forth in Section 8.1.

     "Offering Circular" means the Offering Circular dated June 26, 1995 prepared and distributed in connection with the Bond Financing.

     "Partnership Agreement Amendments" means collectively (i) the Consent, Waiver and Amendment No. 2 to the Amended and Restated Partnership Agreement of LSP-Cottage Grove, L.P. dated as of the Closing Date by and among TPC Cottage Grove, Inc., Cogentrix Cottage Grove, LLC and LSP-Cottage Grove, Inc., substantially in the form of Exhibit 1.1A hereto and (ii) the Consent, Wavier and Amendment No. 1 to the Amended and Restated Partnership Agreement of LSP-Whitewater Limited Partnership dated as of the Closing Date by and among TPC Whitewater, Inc., Cogentrix Whitewater, LLC and LSP-Whitewater I, Inc., substantially in the form of Exhibit 1.1B hereto.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Purchase Price" shall mean $174,655,268.

     "Purchasers" means collectively Cogentrix Mid-America, Inc., Cogentrix Cottage Grove, LLC and Cogentrix Whitewater, LLC.

     "Securities" means collectively the LSP-Whitewater I, Inc. Stock, the LSP-Whitewater Limited Partnership Interests, the LSP-Cottage Grove, Inc. Stock, the LSP-Cottage Grove, L.P. Interests, the Funding Stock and the FloriCulture Stock.

     "Sellers" means collectively LS Power and Granite.

     "Third Party Offer" has the meaning set forth in Section 6.7.

     "Transaction Documents" collectively means this Agreement, the Partnership Agreement Amendments, the Assignment and Assumption Agreement, any pledge agreements and any stock powers executed by any of the parties hereto.

     "WEPCO" has the meaning set forth in Section 3.1(d).

                              ARTICLE II
                  AGREEMENT TO PURCHASE; THE CLOSING;
                      ALLOCATION OF PURCHASE PRICE

     SECTION 2.1 Agreement to Sell; Agreement to Purchase. In reliance on the representations, warranties and agreements contained herein, and subject to satisfaction of the terms and conditions set forth herein, (a) Granite agrees to sell, and Cogentrix Cottage Grove, LLC agrees to purchase, the LSP-Cottage Grove, Inc. Stock and the LSP-Cottage Grove, L.P. Interests,
(b) Granite agrees to sell, and Cogentrix Whitewater, LLC agrees to purchase, the LSP-Whitewater I, Inc. Stock and the LSP-Whitewater Limited Partnership Interests and (c) LS Power agrees to sell, and Cogentrix Mid-America, Inc. agrees to purchase, the FloriCulture Stock.

     SECTION 2.2 Time and Place of Closing. Subject to Article VII, the Closing shall occur at 10:00 a.m., New York City time, on the third business day following receipt by the Purchasers from LS Power and Granite of the certificate and other documents described in Section 3.1(g) (the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, or at such other place or time as Granite, LS Power and the Purchasers shall agree.

     SECTION 2.3 Purchase Price; Terms of. On the Closing Date and as described in Section 2.1, upon satisfaction of the conditions precedent specified in Article III, each of the Purchasers shall purchase, and each of the Sellers shall sell, the Securities for the Purchase Price. Payment of the Purchase Price shall be made by the Purchasers on the Closing Date in immediately available funds by wire transfer to such account or accounts as shall be specified by the Sellers in writing not less than five business days prior to the Closing Date.

     SECTION 2.4 Allocation of Purchase Price. The Purchasers and Sellers agree that the Purchase Price will be allocated as follows: (a) $1,000 will be allocated to the FloriCulture Stock; (b) $940,580 will be allocated to the LSP-Cottage Grove, Inc. Stock; (c) $76,799,680 will be allocated to LSP-Cottage Grove, L.P. Interests; (d) $1,223,647 will be allocated to the LSP-Whitewater I, Inc. Stock; and (e) $95,690,361 will be allocated to the LSP-Whitewater Limited Partnership Interests. The amounts allocated to the LSP-Cottage Grove, L.P. Interests and the LSP-Whitewater Limited Partnership Interests pursuant to (c) and (e) above, increased (in the case of the LSP-Cottage Grove, L.P. Interests) by Cogentrix Cottage Grove LLC's share of the liabilities of LSP-Cottage Grove, L.P. and increased (in the case of the LSP-Whitewater Limited Partnership Interests) by Cogentrix-Whitewater LLC's share of the liabilities of LSP-Whitewater Limited Partnership, in each case as determined under Section 752 of the Internal Revenue Code, will be further allocated based upon the following agreed values:

     (i) the aggregate fair market value of the assets of LSP-Cottage Grove, L.P. on the Closing Date is equal to (A) the excess of the amount set forth in (c) above over the amount expected to be distributed to Cogentrix Cottage Grove, LLC pursuant to Section 6.1(b) of the Amended and Restated Limited Partnership Agreement of LSP-

            Cottage Grove, L.P. dated as of June 30, 1995 among LSP-Cottage Grove, Inc., Granite and TPC Cottage Grove, Inc., as amended, divided by .7222 plus (B) the aggregate liabilities of LSP-Cottage Grove, L.P. on the Closing Date plus (C) the amount expected to be distributed to Cogentrix Cottage Grove, LLC pursuant to 6.1(b) of the Amended and Restated Limited Partnership Agreement of LSP-Cottage Grove, L.P. dated as of June 30, 1995 among LSP-Cottage Grove, Inc., Granite and TPC Cottage Grove, Inc., as amended;

     (ii) any cash, demand deposits, certificates of deposits, U.S. Treasury obligations, readily marketable stocks and securities, accrued but unpaid receivables and other current assets (hereinafter, "cash equivalents") held by LSP-Cottage Grove, L.P. on the Closing Date having a value equal to their respective fair market values on the Closing Date;

     (iii) the Funding Stock held by LSP-Cottage Grove, L.P. on the Closing Date has a value of $1,000;

     (iv) the real and tangible personal property of LSP-Cottage Grove, L.P. on the Closing Date has a value equal to the amount determined in (i), less the amount determined in (ii) and (iii), less $50,000,000, such value being allocated among the various real and tangible personal property assets held by LSP-Cottage Grove, L.P. on the Closing Date in the proportion that the book value of each of such assets on December 31, 1997, as determined pursuant to GAAP, bears to the sum of their book values on such date;

     (v) the goodwill of LSP-Cottage Grove, L.P. on the Closing Date has a value equal (i), less (ii), less (iii) and less (iv);

     (vi) the aggregate fair market value of the assets of LSP-Whitewater Limited Partnership on the Closing Date is equal to (A) the excess of the amount set forth in
           (e) above over the amount expected to be distributed to Cogentrix Whitewater, LLC pursuant to Section 6.1(b) of the Amended and Restated Limited Partnership Agreement of LSP-Whitewater Limited Partnership dated as of June
           30, 1995 among LSP-Whitewater I, Inc., Granite and TPC Whitewater, Inc., as amended, divided by .7317 plus (B) the aggregate liabilities of LSP-Whitewater Limited Partnership on the Closing Date plus (C) the amount expected to be distributed to Cogentrix Whitewater, LLC pursuant to Section 6.1(b) of the Amended and Restated Limited Partnership Agreement of LSP-Whitewater Limited Partnership dated as of June 30, 1995 among LSP-Whitewater, Inc., Granite and TPC Whitewater, Inc., as amended;

     (vii)  any cash equivalents held by LSP-Whitewater Limited
            Partnership on the Closing Date having a value equal to their respective fair market values on the Closing Date;

     (viii) the Funding Stock held by LSP-Whitewater Limited
            Partnership on the Closing Date has a value of $1,000;

     (ix) the real and tangible personal property of LSP-Whitewater Limited Partnership on the Closing Date has a value equal to the amount determined in
            (vi), less the amount determined in (vii) and (viii), less $60,000,000, such value being allocated among the various real and tangible personal property assets held by LSP-Whitewater Limited Partnership on the Closing Date in the proportion that the book value of each of such assets on December 31, 1997, as determined pursuant to GAAP, bears to the sum of their book values on such date; and

     (x) the goodwill of LSP-Whitewater Limited Partnership on the Closing Date has a value equal (vi), less
            (vii), less (viii) and less (ix).

The Purchasers and Sellers agree that (other than for depreciation recapture and accrued but unpaid receivables relating to goods sold or services rendered prior to the Closing Date) none of the assets of the LSP-Whitewater Limited Partnership or of LSP-Cottage Grove, L.P. consists of "Section 751 property." The Purchasers and Sellers further agree that each will file all forms and returns with Governmental Authorities in a manner consistent with the allocations contained in this Section 2.4.


                                ARTICLE III
                           CONDITIONS TO CLOSING

     SECTION 3.1 Conditions Precedent to Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the fulfillment to the satisfaction of or waiver by the Purchasers on or prior to the Closing Date of the following conditions precedent:

          (a)  Representations and Warranties True and Correct.
     The representations and warranties of the Sellers contained herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Sellers on and as of the Closing Date.

          (b) Compliance with Agreements and Covenants. Each of the Sellers shall have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by each of them on or prior to the Closing Date.

          (c) Consents, Permits and Approvals. The Purchasers shall have received written evidence reasonably satisfactory to the Purchasers that all consents, filings, permits and approvals required (i) for the consummation of the transactions contemplated hereby and (ii) for the acquisition by the Purchasers of the Acquired Companies and their respective businesses have been obtained and/or made, including those set forth on Schedule 4.1(d)(i) other than consents, filings, permits and approvals described as items Schedule 17 and 18 on such schedule.

          (d)  Intentionally Omitted.

          (e) Financial Information. Granite shall have provided the Purchasers with (i) the financial statements listed on Schedule 3.1(e) and (ii) the most recent Management Budgets and the Purchasers acknowledge receipt of the same as of the date hereof.

          (f) Delivery of Closing Documents. On the Closing Date, in addition to any other documents, certificates or agreements required under this Agreement, the Sellers shall deliver, or cause to be delivered, to the Purchasers originals of the following:

               (i) Certificates evidencing (A) all of the FloriCulture Stock which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers and (B) all of the LSP-Cottage Grove, Inc. Stock and the LSP-Whitewater I, Inc.
          Stock which shall be duly endorsed in blank or accompanied by duly executed stock powers and shall be simultaneously pledged by the respective Purchasers to the collateral agent under the Bond Financing pursuant to pledge agreements substantially in the form attached hereto as Exhibit 3.1(f)(i);

               (ii) The resignations of the persons listed in Schedule 3.1(f)(ii) as directors and officers of the Acquired Companies;

               (iii) Evidence, in form reasonably satisfactory to the Purchasers, that all consents and approvals referred to in
          Schedule 4.1(d)(i) have been obtained other than those items specifically described in such schedule to be delivered after closing;

               (iv) A certificate dated the Closing Date of each of the Sellers certifying as to the respective compliance by each of the Sellers with Sections 3.1(a), (b) and (c);

               (v) The certificates of incorporation, limited partnership or similar instruments, as amended, of each of Granite, LS Power and the Acquired Companies certified by the Secretary of State or equivalent Person of the jurisdiction of incorporation or organization of each of Granite, LS Power and the Acquired Companies, and bylaws, partnership agreements or similar instruments, as amended, of each of Granite, LS Power and the Acquired Companies, certified by the respective secretaries of each of Granite, LS Power and the Acquired Companies;

               (vi) Certificates of good standing for each of Granite, LS Power and the Acquired Companies from the State of Delaware and the states where such Persons have their respective principal places of business;

               (vii) (A) An opinion addressed to the Purchasers, the agent under the Credit Agreements and the trustee under the Bond Financing, dated the Closing Date, of Skadden, Arps, Slate,
          Meagher & Flom LLP, regulatory and corporate counsel for LS Power, Granite and the Acquired Companies, substantially in the form attached hereto as Exhibit 3.1(f)(vii)(A), (B) an opinion addressed to the Purchasers, the agent under the Credit Agreements and the trustee under the Bond Financing, dated the Closing Date, of Brown, Olsen & Wilson, regulatory counsel for LS Power, Granite and the Acquired Companies, substantially in the form attached hereto as Exhibit 3.1(f)(vii)(B) and (C) opinions addressed to the Purchasers, the agent under the Credit Agreements and the trustee under the Bond Financing, dated the Closing Date, of each of DeWitt Ross & Stevens SC, Wisconsin counsel to the Sellers, and Leonard, Street and Deinard, Minnesota counsel to the Sellers, substantially in the forms attached hereto as Exhibit 3.1(f)(vii)
          (C) and Exhibit 3.1(f)(vii)(D), respectively; and

               (viii) A certificate from the respective secretaries of each of Granite, LS Power and the Acquired Companies certifying and attaching copies of resolutions of the board of directors and general partners of Granite, LS Power and the Acquired Companies approving the Transaction Documents and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding each of the officers signing on behalf of such persons).

          (g) The Purchasers shall have received from each of the Sellers no less than three business days prior to closing (i) a certificate that each has, or will have as of the date three business days thereafter, fulfilled their respective obligations set forth in this Section 3.1 and
     (ii) copies of all documents to be executed and/or delivered by each of the Sellers to the Purchasers as of the Closing Date pursuant to this
     Section 3.1.

          (h) LS Power and Cogentrix Energy, Inc. shall have executed and delivered the Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit 3.1(h).

          (i) The ownership registers for LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership shall have been revised to reflect the legal and beneficial ownership of the LSP-Cottage Grove, L.P. Interests and the LSP-Whitewater Limited Partnership Interests by Cogentrix Cottage Grove, LLC and Cogentrix Whitewater, LLC, respectively.

          (j) On or prior to the Closing Date, the Sellers shall have caused the UCC-1 Financing Statements listed on attached Schedule 3.1(j) to be terminated by the filing of UCC-3 Termination Statements in the jurisdictions set forth on such schedule.

          (k) The Sellers shall have resolved the matters relating to the mechanic's liens and materialmen's liens filed of record with respect to the LSP-Whitewater Limited Partnership project to the reasonable satisfaction of the Purchasers.

     SECTION 3.2 Conditions Precedent to Obligations of the. The obligation of the Sellers to sell the Securities to the Purchasers shall be subject to the fulfillment to the satisfaction of or waiver by the Sellers on or prior to the Closing Date of the following conditions precedent:

          (a)  Representations and Warranties True and Correct.
     The representations and warranties of the Purchasers contained herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Purchasers on and as of the Closing Date.

          (b) Delivery of Closing Documents. On the Closing Date, in addition to any other documents or agreements required under this Agreement, the Purchasers shall deliver, or cause to be delivered, to the Sellers the following:

               (i) The certificate of incorporation, formation or similar organizational instrument, as amended, of each of the Purchasers certified by the Secretary of State of the State of Delaware, and the bylaws, operating agreements or similar instruments, as amended, of each of the Purchasers, certified by the respective secretaries of the Purchasers;

               (ii) Certificates of good standing for each of the Purchasers from the State of Delaware;

               (iii) (A) An opinion addressed to the Sellers, the agent under the Credit Agreements and the trustee under the Bond Financing, dated the Closing Date, of Fennebresque, Clark, Swindell & Hay, corporate counsel for the Purchasers, substantially in the form attached hereto as Exhibit 3.2(b)(iii)(A), and (B) an opinion addressed to the Sellers, the agent under the Credit Agreements and the trustee under the Bond Financing, dated the Closing Date, of Van Ness Feldman, regulatory counsel for the Purchasers, substantially in the form attached hereto as Exhibit 3.2(b)(iii)
          (B); and

               (iv) A certificate from the respective secretaries of each of the Purchasers certifying and attaching copies of resolutions of the board of directors or board of managers of each of the Purchasers approving the Transaction Documents and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding each of the officers signing on behalf of such persons).


                                 ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     SECTION 4.1 Representations and Warranties of the Sellers. In order to induce the Purchasers to enter into this Agreement and to purchase the Securities, each of the Sellers, jointly and severally (but LS Power solely as to representations and warranties with respect to itself, FloriCulture and the FloriCulture Stock), represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, the following:

          (a) Each of Granite, LS Power and the Acquired Companies is a limited partnership or corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign corporation or entity in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification except where the failure to be so qualified to do business would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby or as set forth on Schedule 4.1(a). Each of Granite, LS Power and the Acquired Companies has all requisite power and authority to conduct its business as currently conducted and as proposed to be conducted and to own or lease its properties except where the failure to have such requisite power and authority would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby or as set forth on Schedule 4.1(a).

          (b) Upon the execution and delivery of this Agreement by each of the Sellers (and the payment of the Purchase Price and the occurrence of the Closing Date pursuant hereto) and each of the Partnership Agreement Amendments by Granite and assuming the execution and delivery of each of the Partnership Agreement Amendments by each of TPC Whitewater, Inc. and TPC Cottage Grove, Inc., (i) the only partners of LSP-Cottage Grove, L.P. will be Cogentrix Cottage Grove, LLC, LSP-Cottage Grove, Inc. and TPC Cottage Grove, Inc., (ii) the only partners of LSP-Whitewater Limited Partnership will be Cogentrix Whitewater LLC, LSP-Whitewater I, Inc. and TPC Whitewater, Inc. and
     (iii) none of the Sellers or any of their respective Affiliates will have any direct or indirect interest in any of the Acquired Companies or in any tangible or intangible property used in the business of the Acquired Companies.

          (c) Except as set forth on Schedule 4.1(c), there are no securities (whether or not such securities have voting rights) of the

     Acquired Companies issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements, contractual obligations or commitments of any character obligating any of the Acquired Companies, or obligating Granite or any of its Affiliates to cause any of Granite or the Acquired Companies to issue, transfer or sell, or cause the issuance, transfer or sale of, any securities (whether or not such securities have voting rights) of any of the Acquired Companies.

          (d) Except as set forth on Schedule 4.1(d)(i), no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by any of LS Power, Granite and the Acquired Companies of this Agreement, any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.1(d)(ii) and disclosed in the Offering Circular under the captions "Risk Factors - Projects and Related Risks - Regulations - Wisconsin Utility Statute" and "- Environmental Matters", to the knowledge of LS Power or Granite, none of LS Power, Granite or any of the Acquired Companies is currently in breach of, or is in default in any material respect under, any Governmental Rule or Governmental Approval binding on or affecting LS Power, Granite or any of the Acquired Companies or their respective properties.

          (e) Granite is the legal and beneficial owner of (i) all of the issued and outstanding capital stock of LSP-Cottage Grove, Inc., the sole general partner of LSP-Cottage Grove, L.P., (ii) all of the issued and outstanding capital stock of LSP-Whitewater I, Inc., the sole general partner of LSP-Whitewater Limited Partnership, (iii) a 72.22% limited partnership interest in LSP-Cottage Grove, L.P., as such interest may be adjusted in accordance with the applicable partnership agreement subsequent to the date hereof, and which constitutes Granite's entire limited partnership interest in LSP-Cottage Grove, L.P. and
     (iv) a 73.17% limited partnership interest in LSP-Whitewater Limited Partnership, as such interest may be adjusted in accordance with the applicable partnership agreement subsequent to the date hereof, and which constitutes Granite's entire limited partnership interest in LSP-Whitewater Limited Partnership. LSP-Cottage Grove, Inc. is the legal and beneficial owner of a 1% general partnership interest in LSP-Cottage Grove, L.P., which represents all of the general partnership interests of LSP-Cottage Grove, L.P. LSP-Whitewater I, Inc. is the legal and beneficial owner of a 1% general partnership interest in LSP-Whitewater Limited Partnership, which represents all of the general partnership interests of LSP-Whitewater Limited Partnership.
     LSP-Cottage Grove, L.P. is the legal and beneficial owner of 50 shares of common stock of Funding, which represents 50% of all of the issued and outstanding capital stock of Funding. LSP-Whitewater Limited Partnership is the legal and beneficial owner of 50 shares of common stock of Funding, which represents 50% of all of the issued and outstanding capital stock of Funding. None of the foregoing is subject to any Lien, except those Liens incurred pursuant to or permitted under the Bond Financing. Except as described in this Section 4.1(e) none of the Acquired Companies is the legal or beneficial owner of any securities or ownership interests of any other Person other than Permitted Investments (as defined in the Bond Financing). LS Power is the legal and beneficial owner of all of the issued and outstanding capital stock of FloriCulture, free and clear of all Liens.
     Immediately after the consummation of the transactions contemplated by the Transaction Documents, neither LS Power nor Granite will own any securities or interests in the Acquired Companies.

          (f) Subject to the consents required to be obtained or waived listed on Schedule 4.1(d)(i), each of LS Power, Granite and the Acquired Companies has full power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Each of LS Power and Granite has duly and validly executed and delivered this Agreement.
     As of the Closing Date, each of LS Power, Granite and the Acquired Companies will have duly and validly executed and delivered each of the other Transaction Documents to which it is a party. This Agreement constitutes, and when executed and delivered by each of LS Power, Granite and the Acquired Companies (and assuming the execution and delivery by the other parties thereto), each of the other Transaction Documents to which each of LS Power, Granite and the Acquired Companies is a party will constitute, a legal, valid and binding obligation of such party, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

          (g) Except as set forth on Schedule 4.1(g), there is no action, suit, investigation or proceeding pending or, to the knowledge of the Sellers, threatened against any of LS Power, Granite or the Acquired Companies by or before any court, arbitrator, governmental body, department, commission, board, bureau, agency or instrumentality, which would materially adversely affect their respective abilities to perform their respective obligations under any of the Material Contracts or the Transaction Documents.

          (h) None of the Sellers or the Acquired Companies is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Sellers or the Acquired Companies or any of their respective subsidiaries, or any of their upstream owners or their subsidiaries, is an "electric utility" or an "electric utility holding company" for purposes of the ownership restrictions set forth in 18 C.F.R. Section 292.206 as implemented by the FERC.

          (i) The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchasers on the Closing Date will be sufficient to transfer each Seller's entire right, title and interest, legal and beneficial, in each Seller's respective Securities. Each of the Sellers has, and on the Closing
     Date will have, full power and authority to convey good and marketable title to all of the Securities, and upon transfer to the Purchasers of the certificates representing such Securities, the Purchasers will receive good and marketable title to such Securities, free and clear of all Liens except those Liens incurred pursuant to or otherwise permitted by the Bond Financing.

          (j) The execution, delivery and performance by each of LS Power, Granite and the Acquired Companies of each of the Transaction Documents to which it is a party do not, and will not: (i) to the Seller's knowledge, contravene any Law applicable to any of LS Power, Granite and the Acquired Companies; (ii) to the Seller's knowledge, contravene any contractual restriction or provision of any Material Contract, any Governmental Approval or any Governmental Rule binding on or affecting LS Power, Granite or any of the Acquired Companies except as set forth on Schedule 4.1(d)(i); (iii) require the consent or approval of, or filing with or notice to, any Governmental Authority except as set forth on Schedule 4.1(d)(i); or (iv) result in, or require, the creation or imposition of any Lien on any properties of any of LS Power, Granite or the Acquired Companies under any Material Contract.

          (k) Except for the items listed on Schedule 4.1(k)(i) (the "Material Contracts"), none of LS Power, Granite or the Acquired Companies is a party to any contract, lease, agreement, indenture, mortgage, note, bond, instrument, permit or license that is material to any of the Acquired Companies' respective businesses, operations, assets, liabilities, results of operations, prospects or financial condition. Except as set forth on Schedule 4.1(k)(ii), to the Seller's knowledge, none of the Acquired Companies nor, to the Sellers' knowledge, any of the other parties thereto is in default in any material respect under, or has given notice of termination of, any of the Material Contracts, and no such default or termination is currently threatened. The Sellers have delivered to the Purchasers true, correct and complete copies of all of the Material Contracts and all amendments and supplements thereto.

          (l) Except as described on Schedule 4.1(l), since December 31, 1997, each of the Acquired Companies has conducted its business in the ordinary course and consistent with past practice, and none of the Acquired Companies has: (i) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties; (ii) made any distributions to the equity holders (whether in cash, stock or property or any combination thereof) in respect of its capital stock or partnership interests, or redeemed or otherwise acquired any securities of any of the Acquired Companies; (iii) made any loans, advances or capital contributions to, or investments in, any other Person; or
     (iv) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Material Contract, or paid any amount not required by law or by any Material Contract.

          (m) None of LS Power, Granite or the Acquired Companies has engaged or dealt with any broker, finder or other Person entitled to receive a commission, finder's fees or other payment in connection with this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.2 Financial Statements. The financial statements of the Acquired Companies listed on Schedule 3.1(e) for the periods described therein furnished to the Purchaser are complete and accurate in all material respects and fairly present, in accordance with GAAP, the financial condition of the Acquired Companies listed on Schedule 3.1(e) as of the respective dates set forth therein.


                               ARTICLE V
     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASERS

     SECTION 5.1 Representations and Warranties of the Purchasers. In order to induce each of the Sellers to enter into this Agreement and sell the Securities, each of the Purchasers, jointly and severally, represents and warrants to Granite and LS Power the following:

          (a) Each of the Purchasers is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have or result in a material adverse effect on such Person or the transactions contemplated hereby. Each of the Purchasers has all requisite power and authority to conduct its business as currently conducted and as proposed to be conducted and to own or lease its properties except where the failure to have such requisite power and authority would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby.

          (b) None of the Purchasers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Purchasers or any of their subsidiaries, or any of their upstream owners or their subsidiaries, is an "electric utility" or an "electric utility holding company" for purposes of the ownership restrictions set forth in 18 C.F.R. Section 292.206 as implemented by the FERC.

          (c) There is no action, suit, investigation or proceeding pending or, to the knowledge of the Purchasers, threatened against any of the Purchasers, by or before any court, arbitrator, governmental body, department, commission, board, bureau, agency or instrumentality, which would materially adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party.

          (d) Each of the Purchasers has duly and validly executed and delivered this Agreement. As of the Closing Date, each of the Purchasers will have duly and validly executed and delivered the other Transaction Documents to which it is a party. The execution, delivery and performance by each of the Purchasers of the Transaction Documents to which it is a party are within such Purchaser's power, have been duly authorized by all necessary action on the part of such Purchaser and do not (i) to the Purchasers' knowledge, contravene any Law applicable to such Purchaser; (ii) to the Purchasers' knowledge, contravene any contractual restriction, any Governmental Approval or any Governmental Rule binding on or affecting any of the Purchasers;
     (iii) require the consent or approval of, or filing with or notice to, any Governmental Authority binding on or affecting any of the Purchasers except as set forth on Schedule 4.1(d)(i); or (iv) result in, or require the creation or imposition of, any Lien on any of the respective Purchasers' properties under any indenture, mortgage or agreement to which such Purchaser is a party.

          (e) This Agreement constitutes, and when executed and delivered by the Purchasers (and assuming the execution and delivery by the other parties thereto), each of the Transaction Documents to which each of them is a party will constitute, a legal, valid and binding obligation of the such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies.

          (f) Each of the Purchasers is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Securities. The Securities are being acquired under this Agreement for each of the respective Purchasers' own account, for investment, and not with a present view to, or for sale in connection with, any distribution thereof.

          (g) None of the Purchasers is acquiring the Securities with funds of a pension plan subject to ERISA, and the acquisition of the Securities does not result in or create a prohibited transaction under, or result in Granite becoming a "party in interest" as defined in
     Section 3(14) of ERISA, or otherwise result in any of Granite or the assets of Granite being subject to the provisions of such statute.

          (h) The Purchasers have (i) received copies of the Material Contracts and other information they have requested and (ii) reviewed and assumed the risks and other information contained in the Offering Circular and the subsequent filings by the registrants thereunder with the Securities and Exchange Commission pursuant to the Exchange Act in connection with their respective evaluations of the merits and risks of their respective purchases of the Securities.

          (i) None of the Purchasers has engaged or dealt with any broker, finder or other Person entitled to receive a commission, finder's fee or other payment in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (j) Each of the Purchasers is, or is controlled by, a Person that is, reasonably experienced in the business of owning and operating cogeneration facilities similar to those owned and operated by the

     Acquired Companies. Each of the Purchasers is indirectly wholly-owned subsidiary by Cogentrix Energy, Inc.

     SECTION 5.2  Agreements of the Purchasers.

          (a) In connection with each of the Purchasers' evaluation of its purchase of the Securities, each of the Purchasers has been provided with certain estimates and projections relating to the Acquired Companies. Each of the Purchasers acknowledges that there are uncertainties inherent in attempting to make such estimates and that each of the Purchasers is taking full responsibility for making its own estimates and projections and the evaluation of the adequacy and accuracy of all such estimates and projections.

          (b) Each of the Purchasers hereby agrees with Granite and LS Power that (i) no partner, shareholder, officer, director, employee or agent of Granite, LS Power or any Affiliate of Granite or LS Power and
     (ii) no Affiliate of LS Power or Granite (other than LS Power as a Seller under and a party to this Agreement and in its capacity as the general partner of Granite) shall become obligated or incur any liability whatsoever hereunder or under any of the Transaction Documents, or in respect of any claim, demand, action, suit or proceeding arising hereunder or thereunder, except to the extent resulting from the fraud or willful misconduct of any such shareholder, officer, director, employee, agent or other Affiliate.


                                ARTICLE VI
                                COVENANTS

     SECTION 6.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. Each of the Sellers agrees that unless this Agreement is terminated in accordance with the provisions of Section 7.1, each of the Sellers will not encumber the Securities, will not sell the Securities to any Person other than to the Purchasers (or Affiliate(s) of the Purchasers) and will not take any other action which would have the effect of preventing or disabling each of the Sellers' respective performance of its obligations under this Agreement.

     SECTION 6.2 Preservation of Business. From the date of this Agreement until the Closing Date, each of the Sellers shall cause each of the Acquired Companies to operate only in the ordinary and usual course of business and consistent with past practice.

     SECTION 6.3 Exclusivity. From the date of this Agreement until the earlier of its termination or the Closing Date, none of LS Power or Granite or any of their respective directors, officers, employees, representatives, investment bankers, attorneys, accountants, agents or Affiliates shall, or shall permit any of the Acquired Companies to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than the Purchasers, and their respective directors, officers, employees, representatives, agents or Affiliates) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving LS Power, Granite or any of the Acquired Companies, or (ii) any purchase or other acquisition by any Person of the Securities, or (iii) any sale or issuance by LS Power, Granite or any of the Acquired Companies of its securities (collectively, a "Third Party Offer"). Each of LS Power, Granite and the Acquired Companies will immediately cease and cause to be terminated any contacts or negotiations currently pending with respect to Third Party Offers, if any.


                              ARTICLE VII
                   TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)  by mutual written consent of the Purchasers and the Sellers;

          (b) by the Purchasers if the Closing shall not have been consummated by 5:00 p.m. New York City time on the tenth business day following the date of this Agreement; or

          (c) by the Sellers if the Closing shall not have been consummated by 5:00 p.m. New York City time on the 45th business day following the date of this Agreement.

     SECTION 7.2 Effect of Termination. If this Agreement is terminated as provided in Section 7.1, this Agreement shall become void and there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except (a) that nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement and (b) the provisions of any confidentiality agreements between or among the parties hereto will survive such termination.

                              ARTICLE VIII
                              MISCELLANEOUS

     SECTION 8.1  Notices.

     (a) All notices, consents, calls, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and (i) personally served on the party to whom it is given, (ii) mailed by registered or certified mail, postage prepaid or
(iii) sent by courier guaranteeing overnight delivery, in each case addressed as follows (without regard to telephone number):

          If to Granite or LS Power:

               Granite Power Partners, L.P.
               c/o LS Power Corporation
               402 East Main Street
               Bozeman, MT 59715
               Attention: Michael Liebelson
               Telephone: (406) 587-1612 (office)
               Fax:  (406) 587-8678

               Granite Power Partners, L.P.
               c/o LS Power Corporation
               Two Tower Center
               10th Floor
               East Brunswick, NJ 98816
               Attention: Mikhail Segal
               Telephone: (908) 545-6611 (office)
               Fax:  (908) 545-6653

          If to the Purchasers:

               Cogentrix Mid-America, Inc.
               Cogentrix Cottage Grove, LLC
               Cogentrix Whitewater, LLC
               c/o Cogentrix Energy, Inc.
               9405 Arrowpoint Boulevard
               Charlotte, NC  28273
               Attention: General Counsel
               Telephone: (704) 525-3800
               Fax:  (704) 529-1006

          (b) All Notices shall be deemed given when delivered. Any party may change its address and/or telephone number for the receipt of Notices at any time by giving Notice thereof to the parties hereto.

     SECTION 8.2 Binding Effect; Survival. This Agreement shall become effective when it shall have been executed by Granite, LS Power and the Purchasers and thereafter shall be binding upon and inure to the benefit of Granite, LS Power and the Purchasers and their respective successors and assigns. No representation or warranty contained herein shall survive beyond the Closing Date.

     SECTION 8.3 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).

     SECTION 8.4  Waivers; Amendments.

     (a) No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No Notice or demand on Granite, LS Power or the Purchasers in any case shall entitle it to any other or further Notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all of the parties hereto.

     SECTION 8.5 Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement between the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 8.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.6.


     SECTION 8.7 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.2.

     SECTION 8.9 Headings. Articles and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.10 Expenses. Each party hereto shall be responsible solely for its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and shall have no obligation under any circumstances to pay any such costs or expenses of the other party hereto.

     SECTION 8.11 Confidentiality. None of the parties hereto will issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by applicable Law.

     SECTION 8.12 Further Assurances. Upon the reasonable request of the Purchasers and at Purchasers' reasonable costs, each of the Sellers will on and after the Closing Date execute and deliver to the Purchasers such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Purchasers of, and to vest fully in the Purchasers title to, the Securities and to otherwise carry out the purposes and transactions contemplated by the Transaction Documents, including without limitation changes in the signatories to bank accounts of the Acquired Companies.

           [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective authorized officers.

                          SELLERS:

                               GRANITE POWER PARTNERS, L.P.

                               By:  Its general partner

                                    LS POWER CORPORATION


                               By:   /s/ Michael Liebelson
                                    ----------------------
                                    Michael Liebelson
                                    Managing Director


                               LS POWER CORPORATION


                               By:   /s/ Michael Liebelson
                                    -----------------------
                                    Michael Liebelson
                                    Managing Director

                          PURCHASERS:

                               COGENTRIX MID-AMERICA, INC.


                               By:   /s/ James R. Pagano
                                    ---------------------
                                    James R. Pagano
                                    President


                               COGENTRIX COTTAGE GROVE, LLC

                               By: Its Manager

                                   COGENTRIX MID-AMERICA, INC.


                                   By: :   /s/ James R. Pagano
                                          --------------------
                                          James R. Pagano
                                          President


                               COGENTRIX WHITEWATER, LLC

                               By: Its Manager

                                    COGENTRIX MID-AMERICA, INC.


                                    By:   /s/ James R. Pagano
                                         ---------------------
                                         James R. Pagano
                                         President

Cogentrix Energy, Inc. by its signature below, hereby irrevocably and unconditionally guaranties the Purchasers' obligations under Section 2.1 and Section 2.3 hereunder, subject to the terms and conditions set forth in such sections.


                                    COGENTRIX ENERGY, INC.


                                    By:   /s/ Mark F. Miller
                                         --------------------
                                         Mark F. Miller
                                         President

                             EXHIBIT 1.1A


             FORM OF CONSENT, WAIVER AND AMENDMENT NO. 2
                      OF LSP-COTTAGE GROVE, L.P.

                              [attached]

                   CONSENT, WAIVER AND AMENDMENT NO. 2

                          AMENDED AND RESTATED
                     LIMITED PARTNERSHIP AGREEMENT

                                   OF

                        LSP-Cottage Grove, L.P.


     This CONSENT, WAIVER AND AMENDMENT NO. 2 dated March 20, 1998 (this "Agreement") to that certain AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT dated as of June 30, 1995 by and among LSP-Cottage Grove, Inc. ("LSP-CG"), a Delaware corporation, as the general partner, and Granite Power Partners, L.P. ("Granite"), a Delaware limited partnership and TPC Cottage Grove, Inc. ("TPC"), a Delaware corporation as the limited partners (as amended by Amendment No. 1 dated as of June 18, 1996, the "Partnership Agreement"), is made by each of LSP-CG, Granite, TPC and Cogentrix Cottage Grove, LLC ("Cogentrix CG"), a Delaware limited liability company. Capitalized terms used herein and not defined shall have the meaning set forth for such terms in the Partnership Agreement.

                           W I T N E S S E T H:

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 20, 1998 by and among Granite, LS Power Corporation, Cogentrix Mid-America, Inc., Cogentrix CG and Cogentrix Whitewater, LLC, Granite desires to sell to Cogentrix CG all of the capital stock of LSP-CG and all of its Interest in the Partnership (such transaction, the "Sale");

     WHEREAS, TPC Funding LLC, a Delaware limited liability company and an affiliate of TPC ("TPC Funding"), intends to enter into a bridge loan and subsequent Rule 144A financing transaction which will require that, among other things, TPC pledge its Interest in the Partnership as collateral security to one or more financial institutions as agent(s) or collateral agent(s) for the benefit of such institutions and one or more creditors (such transaction, the "Tomen Financing");

     WHEREAS, the terms and conditions of the Partnership Agreement provide for certain consents and approvals in connection with transactions such as the Sale and the Tomen Financing; and

     WHEREAS, the parties hereto desire to grant certain consents, waivers and amendments in order (i) to permit the Sale and to admit Cogentrix CG as a Partner upon consummation of the Sale and (ii) to permit TPC's pledge in connection with the Tomen Financing;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date first written above, as follows:

                               ARTICLE I

                         WAIVERS AND CONSENTS

          Section 1.1 Right of First Offer. Notwithstanding Section 7.8 of the Partnership Agreement, each of TPC, LSP-CG and Granite hereby unconditionally and irrevocably waives its respective right of first offer with respect only to the Sale as described herein and consents to the Sale.

          Section 1.2  Transfers of Partnership Interests--the Sale.
Pursuant to, and notwithstanding the terms of, Article VII of the Partnership Agreement, including without limitation, Sections 7.1(b), 7.1(c)(iv), 7.2 and 7.7 thereof, LSP-CG, Granite and TPC each hereby waive any prohibitions to the Sale contained therein and hereby consent to the Sale in all respects, including without limitation (i) the admission of Cogentrix CG as a Limited Partner and substitution of Cogentrix CG for Granite for all purposes of the Partnership Agreement on identical terms and conditions as Granite and
(ii) the fact that Cogentrix CG, pursuant to the Sale, shall own 100% of the capital stock of the General Partner. In connection therewith, the General Partner hereby acknowledges that it has received adequate assurances, and Cogentrix CG hereby renders assurance to the General Partner and to TPC that, as required under the Partnership Agreement, Cogentrix CG, by virtue of and as of the date of execution of this Agreement, agrees to be bound by all of the terms and conditions of the Partnership Agreement.

          Section 1.3 Transfers of Partners Interests--the Tomen Financing. Pursuant to, and notwithstanding the terms of, Article VII of the

Partnership Agreement, including without limitation Section 7.1 thereof, as of the date of execution of this Agreement, LSP-CG and Cogentrix CG each hereby waive any prohibitions to the Tomen Financing contained therein and hereby consent to the pledge of all or any portion of the Interest by TPC pursuant to the Tomen Financing including but not limited to a collateral assignment of TPC's rights to receive distributions relating to the TPC Interest from the Partnership from time to time and an irrevocable direction by TPC instructing the General Partner to pay over all such distributions to one or more financial institutions as agent(s) or collateral agent(s) for the benefit of such institutions and one or more creditors; provided, however, that notwithstanding any provision of this Agreement, no pledge, assignment, direction or other action by TPC of or relating to its Interest under this
Section 1.3 shall violate or result in a violation of Section 7.1(c) of the Partnership Agreement. TPC acknowledges and agrees that LS Power is assigning the Management Services Agreement to Cogentrix Energy, Inc.

          Section 1.4 Cooperation in Tomen Financing. Each of LSP-CG, Granite and Cogentrix CG, for itself and as agent on behalf of its Affiliate, Cogentrix Mid-America, Inc., acknowledges and agrees that it will provide such reasonable cooperation, assistance and information to TPC as TPC may reasonably request from time to time in connection with the Tomen Financing.

          Section 1.5 Name Change. Each of Granite and TPC acknowledge, agree and consent to the change of the name of the Partnership and LSP-CG to "Cogentrix-Cottage Grove, L.P." and "Cogentrix-CG, Inc." respectively
(or other similar derivations thereof) which shall occur on or before 180 days after the closing of the Sale. TPC, for itself and as agent on behalf of its Affiliate, TPC Funding, acknowledges and agrees that it will provide such reasonable cooperation, assistance and information to Cogentrix CG as Cogentrix CG may reasonably request from time to time in connection with the name change contemplated by this Section 1.5.

          Section 1.6 Community Contributions. Cogentrix CG agrees that it shall cause the General Partner of the Partnership in good faith to work to establish a program whereby the Partnership shall apply funds representing the annual difference between (i) $500,000 and (ii) the (x) real estate taxes, (y) personal property taxes and (z) sales taxes which may be levied upon any construction equipment purchased under the Second Amended and Restated Turnkey Construction Agreement dated as of April 11, 1995 between the Partnership and Westinghouse Electric Corporation, as amended (all as may be due and payable by the Partnership), towards certain expenditures or projects which inure to the good of the local Cottage Grove community. TPC hereby acknowledges and agrees that the establishment of such a program is within the authority of the General Partner of the Partnership, does not require any consent of TPC under the Partnership Agreement and TPC does not have, and hereby waives, the right to make any objections or require consent in the future with respect thereto.

                               ARTICLE II

                               AMENDMENTS

          Section 2.1 Exhibit A. Exhibit A (Partners' Percentage Interest) to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

          Section 2.2  Section 2.1(c)(i)--Conversion to Achievement of a
14.0 Percent Return. The parties hereto agree that no adjustment to the TPC Cottage Grove, Inc. Partnership Interest is necessary and that no such adjustment has been or shall be made.

          Section 2.3 Section 2.1(c)(iii)--Following Achievement of a Fourteen Percent (14.0%) Return. Section 2.1(c)(iii) of the Partnership Agreement is hereby amended by deleting "or" in the next to last line of such section and inserting "and (iii) if a Refinancing shall have occurred," in lieu thereof.

          Section 2.4 Notices. Section 10.1 of the Partnership Agreement is hereby amended by deleting the notice address for the Partnership and LSP-CG in the second paragraph and inserting the following in lieu thereof:

     LSP-Cottage Grove, Inc.
     c/o Cogentrix Cottage Grove, LLC
     c/o Cogentrix Energy, Inc.
     9405 Arrowpoint Boulevard
     Charlotte, NC 28273
     Attention:  General Counsel
     Telephone:  (704) 525-3800
     Fax:        (704) 529-1006

          Section 2.5 Confidentiality. Section 10.22 of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     Confidentiality. Each Partner agrees to treat in a confidential manner all information it receives from the Partnership concerning the Partnership and shall not disclose such information to any Person other than (i) to its employees, attorneys or agents and then only to the extent such disclosure, in the good faith determination of such Partner, is necessary for the performance of the duties or responsibilities of such Persons,
(ii) in connection with any action, litigation or proceeding arising out of or in connection with the Partnership Agreement or the other documents delivered hereunder or the enforcement hereof or thereof (provided, however, no information concerning the Partnership received by such Partner hereunder may be used or furnished in connection with any other contemplated litigation, proceeding or any governmental investigation, except as permitted by subsections (iii) and (iv) of this Section 10.22), (iii) to any banking, governmental or regulatory body having jurisdiction over it,
(iv) as may be required by law, applicable regulation or subpoena, in which case such Partner, to the extent practicable and permitted by law, shall notify promptly the Partnership of such disclosure (other than disclosure made by any Partner pursuant to subsection (iii) above), (v) to the extent any such information is in or becomes part of the public domain otherwise, or (vi) as may be reasonably necessary in connection with a financing transaction to be entered into by a Partner or any Affiliate thereof.


                              ARTICLE III

                             MISCELLANEOUS

          Section 3.1 Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject hereof.

          Section 3.1 Modification. This Agreement may be modified only upon the prior written consent of each party hereto.

          Section 3.2 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.4 Further Assurances. Each party shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be reasonably necessary to perform its obligations hereunder.

          Section 3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware and without reference to any conflict of law or choice of law principles of the State of Delaware that might apply the law of another jurisdiction.

          Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          Section 3.7 Limitation on Rights of Others. No Person other than a Partner and its successors and permitted assigns is, nor is it intended that any such other Person be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

          Section 3.8 Gender; Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.

          Section 3.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 3.10 Exhibits. All exhibits referenced in this Agreement shall be incorporated herein by such reference and shall be deemed to be a integral part hereof.

          Section 3.11 Certain Remedies. Each Partner and the Partnership shall be entitled to all remedies at law and equity for breach of this Agreement. Each Partner further acknowledges that specific performance is an appropriate remedy for breach of any obligation hereunder.


                 [REMAINDER OF PAGE INTENTIONALLY BLANK]

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    GENERAL PARTNER:

                                    LSP-COTTAGE GROVE, INC.

                                    By: /s/ Michael Liebelson
                                        ---------------------
                                    Name:  Michael Liebelson
                                    Title: Managing Director


                                    LIMITED PARTNERS:

                                    GRANITE POWER PARTNERS, L.P.
                                    by its general partner
                                    LS POWER CORPORATION


                                   By: /s/ Michael Liebelson
                                       ----------------------
                                   Name:  Michael Liebelson
                                   Title: Managing Director


                                   TPC COTTAGE GROVE, INC.


                                   By: /s/Masahiro Ishii
                                       --------------------
                                   Name:  Masahiro Ishii
                                   Title: Executive Vice President

                                   COGENTRIX COTTAGE GROVE, LLC


                                   By: /s/ James R. Pagano
                                       -----------------------
                                   Name:  James R. Pagano
                                   Title: President

                               EXHIBIT A


                     PARTNERS' PERCENTAGE INTEREST

                                                    Percentage
     Partner                                         Interest
     -------                                        ----------

     General Partner
     ---------------

     LSP-Cottage Grove, Inc.                              1%

     Limited Partners
     ----------------

     Cogentrix Cottage Grove, LLC                     72.22%

     TPC Cottage Grove, Inc.                          26.78%
                                                     -------

          Total                                      100.00%

                              EXHIBIT 1.1B


              FORM OF CONSENT, WAIVER AND AMENDMENT NO. 1
                OF LSP-WHITEWATER LIMITED PARTNERSHIP

                               [attached]

                   CONSENT, WAIVER AND AMENDMENT NO. 1

                          AMENDED AND RESTATED
                     LIMITED PARTNERSHIP AGREEMENT

                                   OF

                   LSP-Whitewater Limited Partnership


          This CONSENT, WAIVER AND AMENDMENT NO. 1 dated March 20, 1998 (this "Agreement") to that certain AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT dated as of June 30, 1995 by and among LSP-Whitewater I, Inc. ("LSP-WW"), a Delaware corporation, as the general partner, and Granite Power Partners, L.P. ("Granite"), a Delaware limited partnership and TPC Whitewater, Inc. ("TPC"), a Delaware corporation as the limited partners, is made by each of LSP-WW, Granite, TPC and Cogentrix Whitewater, LLC ("Cogentrix WW"), a Delaware limited liability company. Capitalized terms used herein and not defined shall have the meaning set forth for such terms in the Partnership Agreement.

                          W I T N E S S E T H:

          WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 20, 1998 by and among Granite, LS Power Corporation, Cogentrix Mid-America, Inc., Cogentrix WW and Cogentrix Cottage Grove, LLC, Granite desires to sell to Cogentrix WW all of the capital stock of LSP-WW and all of its Interest in the Partnership (such transaction, the "Sale");

          WHEREAS, TPC Funding LLC, a Delaware limited liability company and an affiliate of TPC ("TPC Funding"), intends to enter into a bridge loan and subsequent Rule 144A financing transaction which will require that, among other things, TPC pledge its Interest in the Partnership as collateral security to one or more financial institutions as agent(s) or collateral agent(s) for the benefit of such institutions and one or more creditors (such transaction, the "Tomen Financing");

          WHEREAS, the terms and conditions of the Partnership Agreement provide for certain consents and approvals in connection with transactions such as the Sale and the Tomen Financing; and

          WHEREAS, the parties hereto desire to grant certain consents, waivers and amendments in order (i) to permit the Sale and to admit Cogentrix WW as a Partner upon consummation of the Sale and (ii) to permit TPC's pledge in connection with the Tomen Financing;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date first written above, as follows:


                               ARTICLE I

                         WAIVERS AND CONSENTS

          Section 1.1 Right of First Offer. Notwithstanding Section 7.8 of the Partnership Agreement, each of TPC, LSP-WW and Granite hereby unconditionally and irrevocably waives its respective right of first offer with respect only to the Sale as described herein and consents to the Sale.

          Section 1.2  Transfers of Partnership Interests--the Sale.
Pursuant to, and notwithstanding the terms of, Article VII of the Partnership Agreement, including without limitation, Sections 7.1(b), 7.1(c)(iv), 7.2 and 7.7 thereof, LSP-WW, Granite and TPC each hereby waive any prohibitions to the Sale contained therein and hereby consent to the Sale in all respects, including without limitation (i) the admission of Cogentrix WW as a Limited Partner and substitution of Cogentrix WW for Granite for all purposes of the Partnership Agreement on identical terms and conditions as Granite and
(ii) the fact that Cogentrix WW, pursuant to the Sale, shall own 100% of the capital stock of the General Partner. In connection therewith, the General Partner hereby acknowledges that it has received adequate assurances, and Cogentrix WW hereby renders assurance to the General Partner and to TPC that, as required under the Partnership Agreement, Cogentrix WW, by virtue of and as of the date of execution of this Agreement, agrees to be bound by all of the terms and conditions of the Partnership Agreement.

           Section 1.3 Transfers of Partners Interests--the Tomen Financing. Pursuant to, and notwithstanding the terms of, Article VII of the Partnership

Agreement, including without limitation Section 7.1 thereof, as of the date of execution of this Agreement, LSP-WW and Cogentrix WW each hereby waive any prohibitions to the Tomen Financing contained therein and hereby consent to the pledge of all or any portion of the Interest by TPC pursuant to the Tomen Financing including but not limited to a collateral assignment of TPC's rights to receive distributions relating to the TPC Interest from the Partnership from time to time and an irrevocable direction by TPC instructing the General Partner to pay over all such distributions to one or more financial institutions as agent(s) or collateral agent(s) for the benefit of such institutions and one or more creditors; provided, however, that notwithstanding any provision of this Agreement, no pledge, assignment, direction or other action by TPC of or relating to its Interest under this
Section 1.3 shall violate or result in a violation of Section 7.1(c) of the Partnership Agreement. TPC acknowledges and agrees that LS Power is assigning the Management Services Agreement to Cogentrix Energy, Inc.

          Section 1.4 Cooperation in Tomen Financing. Each of LSP-WW, Granite and Cogentrix WW, for itself and as agent on behalf of its Affiliate, Cogentrix Mid-America, Inc., acknowledges and agrees that it will provide such reasonable cooperation, assistance and information to TPC as TPC may reasonably request from time to time in connection with the Tomen Financing.

          Section 1.5 Name Change. Each of Granite and TPC acknowledge, agree and consent to the change of the name of the Partnership and LSP-WW to "Cogentrix-Whitewater, L.P." and "Cogentrix-WW, Inc." respectively (or other similar derivations thereof) which shall occur on or before 180 days after the closing of the Sale. TPC, for itself and as agent on behalf of its Affiliate, TPC Funding, acknowledges and agrees that it will provide such reasonable cooperation, assistance and information to Cogentrix WW as Cogentrix WW may reasonably request from time to time in connection with the name change contemplated by this Section 1.5.


                               ARTICLE II

                               AMENDMENTS

          Section 2.1 Exhibit A. Exhibit A (Partners' Percentage Interest) to the Partnership Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

          Section 2.2  Section 2.1(c)(i)--Conversion to Achievement of a
14.0 Percent Return. The parties hereto agree that no adjustment to the TPC Whitewater, Inc. Partnership Interest is necessary and that no such adjustment has been or shall be made.

          Section 2.3 Section 2.1(c)(iii)--Following Achievement of a Fourteen Percent (14.0%) Return. Section 2.1(c)(iii) of the Partnership Agreement is hereby amended by deleting "or" in the next to last line of such section and inserting "and (iii) if a Refinancing shall have occurred," in lieu thereof.

          Section 2.4 Notices. Section 10.1 of the Partnership Agreement is hereby amended by deleting the notice address for the Partnership and LSP-WW in the second paragraph and inserting the following in lieu thereof:

     LSP-Whitewater, Inc.
     c/o Cogentrix Whitewater, LLC
     c/o Cogentrix Energy, Inc.
     9405 Arrowpoint Boulevard
     Charlotte, NC 28273
     Attention:  General Counsel
     Telephone:  (704) 525-3800
     Fax:        (704) 529-1006

          Section 2.5 Confidentiality. Section 10.22 of the Partnership Agreement is hereby deleted in its entirety and replaced by the following:

     Confidentiality. Each Partner agrees to treat in a confidential manner all information it receives from the Partnership concerning the Partnership and shall not disclose such information to any Person other than (i) to its employees, attorneys or agents and then only to the extent such disclosure, in the good faith determination of such Partner, is necessary for the performance of the duties or responsibilities of such Persons,
(ii) in connection with any action, litigation or proceeding arising out of or in connection with the Partnership Agreement or the other documents delivered hereunder or the enforcement hereof or thereof (provided, however, no information concerning the Partnership received by such Partner hereunder may be used or furnished in connection with any other contemplated litigation, proceeding or any governmental investigation, except as permitted by subsections (iii) and (iv) of this Section 10.22), (iii) to any banking, governmental or regulatory body having jurisdiction over it,

(iv) as may be required by law, applicable regulation or subpoena, in which case such Partner, to the extent practicable and permitted by law, shall notify promptly the Partnership of such disclosure (other than disclosure made by any Partner pursuant to subsection (iii) above), (v) to the extent any such information is in or becomes part of the public domain otherwise, or (vi) as may be reasonably necessary in connection with a financing transaction to be entered into by a Partner or any Affiliate thereof.

                              ARTICLE III

                             MISCELLANEOUS

          Section 3.1 Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject hereof.

          Section 3.2 Modification. This Agreement may be modified only upon the prior written consent of each party hereto.

          Section 3.3 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.4 Further Assurances. Each party shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be reasonably necessary to perform its obligations hereunder.

          Section 3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware and without reference to any conflict of law or choice of law principles of the State of Delaware that might apply the law of another jurisdiction.

          Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          Section 3.7 Limitation on Rights of Others. No Person other than a Partner and its successors and permitted assigns is, nor is it intended that any such other Person be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

          Section 3.8 Gender; Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be, whenever the context so indicates or requires.

          Section 3.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 3.10 Exhibits. All exhibits referenced in this Agreement shall be incorporated herein by such reference and shall be deemed to be a integral part hereof.

          Section 3.11 Certain Remedies. Each Partner and the Partnership shall be entitled to all remedies at law and equity for breach of this Agreement. Each Partner further acknowledges that specific performance is an appropriate remedy for breach of any obligation hereunder.





                [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     GENERAL PARTNER:

                                     LSP-WHITEWATER I, INC.

                                     By: /s/ Michael Liebelson
                                         -----------------------
                                     Name:  Michael Liebelson
                                     Title: Managing Director


                                     LIMITED PARTNERS:

                                     GRANITE POWER PARTNERS, L.P.
                                     by its general partner
                                     LS POWER CORPORATION


                                     By: /s/ Michael Liebelson
                                         ------------------------
                                     Name:  Michael Liebelson
                                     Title: Michael Liebelson


                                     TPC WHITEWATER, INC.


                                     By: /s/ Masahiro Ishii
                                         -----------------------
                                     Name:  Masahiro Ishii
                                     Title: Executive Vice President

                                     COGENTRIX WHITEWATER, LLC


                                     By: /s/ James R. Pagano
                                         ------------------------
                                     Name:  James R. Pagano
                                     Title: President

                               EXHIBIT A


                    PARTNERS' PERCENTAGE INTEREST

                                                   Percentage
     Partner                                        Interest
     -------                                       ----------

     General Partner
     ---------------

     LSP-Whitewater I, Inc.                              1%

     Limited Partners
     ----------------

     Cogentrix Whitewater, LLC                       73.17%

     TPC Whitewater, Inc.                            25.83%
                                                    -------

          Total                                     100.00%

                             EXHIBIT 3.1(h)


              FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                               [attached]

                 ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of March 20, 1998 (this "Agreement"), is made by and between LS POWER CORPORATION, a Delaware corporation (the "Assignor"), and COGENTRIX ENERGY, INC., a Delaware corporation (the "Assignee") (unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Securities Purchase Agreement referenced below).


                          W I T N E S S E T H:

     WHEREAS, the Assignor, Granite Power Partners, L.P., a Delaware limited partnership ("Granite"), the Assignee, Cogentrix Mid-America, Inc., a Delaware corporation, Cogentrix Cottage Grove, LLC, a Delaware limited liability company, and Cogentrix Whitewater, LLC, a Delaware limited liability company, have entered into that certain Securities Purchase Agreement dated as of March 6, 1998 (the "Securities Purchase Agreement"), which provides for the sale by the Sellers, and the purchase by the Purchasers, of all of the Securities in the Acquired Companies (the "Acquisition");

     WHEREAS, the Assignor is a party to certain management service agreements with certain of the Acquired Companies listed on Exhibit A hereto (the "Management Agreements");

     WHEREAS, in connection with the Acquisition, the Assignor desires to assign, and the Assignee desires to assume, all of the Assignor's right, title and interest in the Management Agreements (the "Assignment"); and

     WHEREAS, the Assignor and the Assignee have agreed that certain management and personnel of the Assignor will be available to provide services to the Assignee after the date hereof, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor and Assignee, the Assignor hereby assigns, transfers and sets over to the Assignee all of the Assignor's rights and interests in and to the Management Agreements, and Assignee hereby expressly accepts such assignment and agrees to, and does hereby assume, and agrees hereafter, to timely pay, perform or discharge each and every of the obligations and liabilities of the Assignor under the Management Agreements. The Assignee further agrees to indemnify and hold the Assignor harmless from any claim or liability arising under or as a result of any obligations and liabilities to be paid, performed or discharged pursuant to the Management Agreements after the date hereof.

     The Assignor further covenants and agrees that, at the reasonable request of the Assignee and without further consideration, but at no additional cost to the Assignor, the Assignor will execute such other instruments of conveyance, transfer and assignment and take such further action as may be reasonably required in order to grant, bargain, sell, assign, transfer, set over or deliver to Assignee, its successors and assigns, the Management Agreements transferred hereunder.

     This Agreement shall be binding upon, and shall inure to the benefit of, the Assignee, the Assignor, and each of their successors and assigns, and shall be subject to the terms and conditions of the Securities Purchase Agreement.

     From the date hereof through April 30, 1998 (the "Initial Period"), the Assignor shall cause the appropriate members of its management to provide Purchasers with reasonable assistance and cooperation to effect (i) the timely and efficient transfer of management, records, files and other documents and (ii) the preparation of required reports and filings for the Acquired Companies. The assistance provided during the Initial Period shall be at no cost to Purchasers other than reimbursement of reasonable out-of-pocket expenses incurred by Assignor in providing such assistance.
In addition to the assistance provided under the preceding sentence, for the 11-month period following April 30, 1998 (the "Annual Period"), the Assignor shall (i) cause its Principals (as defined below) to be available to provide assistance and consulting to the Purchasers for no more than 10 hours per month at no cost, other than reasonable out-of-pocket expenses to Purchasers and (ii) cause its Management (as defined below) to reasonably consult with representatives of the Purchasers concerning the management and operation of the Acquired Companies and their respective businesses on and prior to Closing, including without limitation with respect to (a) pending litigation, claims and related matters, (b) supplier, manager, customer, personnel and other business relationships, (c) regulatory, environmental, tax and other governmental matters, (d) the EPC Contracts with Westinghouse Electric Corporation and (e) the Operation and Maintenance Agreements with Westinghouse Operating Services Company, Inc. The Assignee shall pay for the assistance and consulting provided during the Annual Period by the Management on an hourly basis at the commercially reasonable rates described on Exhibit B hereto, and the Assignee agrees to reimburse the Assignor for all reasonable out-of-pocket expenses incurred by the Assignor. For purposes of this Agreement, the term "Principals" shall collectively mean Mikhail Segal and Michael Liebelson, and the term "Management" shall collectively mean Frank Hardenbergh, Mark Brennan and Kimberly Bonnell.

     Upon no less than four days' advance notice, the Assignee will permit representatives of the Assignor and its affiliates and a reasonable number of guests to visit the respective properties of the Acquired Companies during normal business hours; provided, however, that the Assignor agrees to, and agrees to cause its guests to, hold all information regarding the properties and their operations confidential.

     Assignor represents and warrants to the Assignee that no Management Fees (as defined in the Management Agreements) have been paid to the Assignor pursuant to any of the Management Agreements for the period beginning April 1, 1998, and that no Management Expenses (as defined in the Management Agreements) and Reimbursable Management Costs (as defined in the Management Agreements) have been paid to the Assignor pursuant to any of the Management Agreements for the period beginning February 1, 1998. The Assignor and the Assignee agree that all Management Fees payable to the Assignor for services performed after April 1, 1998 and all Management Expenses and Reimbursable Management Costs incurred by Assignor after

February 1, 1998 shall be paid to the Assignee.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK).

     The Assignee agrees that none of the Principals or Management shall have any liability for any assistance or consulting provided in good faith under this Agreement or otherwise in respect of any claim, demand, action, suit or proceeding arising hereunder.

     All notices, consents, calls, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and (i) personally served on the party to whom it is given, (ii) mailed by registered or certified mail, postage prepaid or
(iii) sent by courier guaranteeing overnight delivery, in each case to the addresses set forth in the Securities Purchase Agreement.

     All Notices shall be deemed given when delivered. Any party may change its address and/or telephone number for the receipt of Notices at any time by giving Notice thereof to the parties hereto.

     This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The term of this Agreement shall be the period commencing as of the date hereof and ending the date 13 months thereafter. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all of the parties hereto. Neither this Agreement nor any provision hereof may be transferred or assigned to any other Person without the written consent of the other party; provided, however, the Assignee shall have the right to assign its obligations hereunder to any of its Affiliates.

     This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement between the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION

WITH THIS AGREEMENT. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this paragraph.

     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, effective as of the day and year first above written.

                                ASSIGNOR:

                                LS POWER CORPORATION



                                By:   /s/ Frank E. Hardenbergh
                                     ---------------------------
                                Name:  Frank E. Hardenbergh
                                Title: Vice President, General
                                       Counsel and Secretary


                                ASSIGNEE:

                                COGENTRIX ENERGY, INC.



                                By:   /s/ James R. Pagano
                                     -------------------------
                                Name:  James R. Pagano
                                Title: Group Senior Vice President
                                       Chief Financial Officer

                               EXHIBIT A

                         Management Agreements
                         ---------------------


1. Management Services Agreement between LS Power Corporation and LSP-Whitewater Limited Partnership dated May 1, 1995.

2. Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, L.P. dated May 1, 1995.

3. Management Services Agreement between LS Power Corporation and LSP-Whitewater I, Inc. dated May 1, 1995.

4. Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, Inc. dated May 1, 1995.

                               EXHIBIT B

                            Management Rates
                            ----------------


1.   Frank Hardenbergh - $175/hour

2.   Mark Brennan - $125/hour

3.   Kimberly Bonnell (Administrative Assistant) - $40/hour

                          SCHEDULE 4.1(d)(i)


                  CONSENTS, FILINGS AND APPROVALS




1. LS Power Corporation ("LS Power") must obtain the consent of Chase Manhattan Capital Corporation ("Chase") and the trust created by that certain Trust Agreement dated December 3, 1991 with Joseph Cogen, trustee (the "Cogen Trust") prior to causing the sale of Granite Power Partners, L.P. ("Granite") interests in the Acquired Companies.


       - Second Amended and Restated Limited Partnership Agreement of Granite dated January 31, 1996 among LS Power, Chase and the Cogen Trust (see Section 4.04(b)).

2. Granite must obtain a waiver from TPC Whitewater, Inc. and LSP-Whitewater I, Inc. of their right of first offer to purchase Granite's limited partnership interests in LSP-Whitewater Limited Partnership being sold to Cogentrix Whitewater, LLC ("Cogentrix Whitewater").

       - Amended and Restated Limited Partnership Agreement dated as of June 30, 1995 among LSP-Whitewater I, Inc., Granite and TPC Whitewater, Inc. (see Section 7.8)

3. Granite must obtain the consent of TPC Cottage Grove, Inc. prior to transferring its limited partnership and the stock of the owner of the general partnership interests in LSP-Cottage Grove, L.P. to Cogentrix Cottage Grove, LLC ("Cogentrix Cottage Grove"). Furthermore, Granite may only transfer these interests if it provides the general partner, LSP-Cottage Grove, Inc., with instruments stating that the transferee agrees to be bound to the terms of the Partnership Agreement and pursuant to which each transferee makes certain representation representations and warranties.

       - Amended and Restated Limited Partnership Agreement dated as of June 30, 1995 among LSP-Cottage Grove, Inc., Granite and TPC Cottage Grove, Inc. (see Section 7.1(b)(ii))

4. Granite must obtain the consent of TPC Whitewater, Inc. prior to transferring its limited partnership interest and the stock of the owner of the general partnership interests in LSP-Whitewater Limited Partnership to Cogentrix Whitewater. Furthermore, Granite may only transfer these interests if it provides the general partner, LSP-Whitewater, Inc., with instruments stating that the transferee agrees to be bound to the terms of the Partnership Agreement and pursuant to which each transferee makes certain representations and warranties.

       - Amended and Restated Limited Partnership Agreement dated as of June 30, 1995 among LSP-Whitewater, Inc., Granite and TPC Whitewater,

         Inc. (see Section 7.1(b)(ii)).

5. Granite must obtain a waiver from TPC Cottage Grove, Inc. and LSP-Cottage Grove, Inc. of their right of first offer to purchase Granite's limited partnership interests in LSP-Cottage Grove, L.P. being sold to Cogentrix Cottage Grove.

       - Amended and Restated Limited Partnership Agreement dated as of June 30, 1995 among LSP-Cottage Grove, Inc., Granite and TPC Cottage Grove, Inc. (see Section 7.8)

6. LSP-Cottage Grove, L.P. must obtain the consent of Northern States Power ("NSP") prior to the transfer of the LSP-Cottage Grove, L.P. partnership interests to Cogentrix Cottage Grove.

       - Power Purchase Agreement between NSP and LSP-Cottage Grove, L.P. dated May 9, 1994. (see Section 6.6)

7. LS Power must obtain the prior written consent from each of LSP-Whitewater Limited Partnership, LSP-Cottage Grove, L.P., LSP-Whitewater I, Inc. and LSP-Cottage Grove, Inc. to assign to Cogentrix the Management Services Agreements listed below:

       - Management Services Agreement between LS Power Corporation and LSP-Whitewater Limited Partnership dated May 1, 1995
         (see Section 18.2)

       - Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, L.P. dated May 1, 1995 (see Section 18.2)

       - Management Services Agreement between LS Power Corporation and LSP-Whitewater I, Inc. dated May 1, 1995 (see Section 18.2)

       - Management Services Agreement between LS Power Corporation and LSP-Cottage Grove, Inc. dated May 1, 1995 (see Section 18.2)

8. Partnership Agreement Amendments. LS Power will obtain assurances from the Trustee, the Collateral Agent, the Depositary Agent or the Funding Corporation Trustee prior to amending or modifying any provisions of the LSP-Cottage Grove, L.P. Limited Partnership Agreement and LSP-Whitewater Limited Partnership Agreements relating to (a) voting rights of the Partners, (b) withdrawal of the General Partner, (c) transfer of partnership interests and (d) dissolution of the Partnership. If such assurance is not obtained and any of the Trustee, the Collateral Agent, the Depositary Agent or the Funding Corporation Trustee determines that such amendment or modification is detrimental to their rights under the Collateral Documents or otherwise adverse to the interests of the Secured Parties, such amendment or modification would constitute an Event of Default under the Partnership Trust Indentures.

       - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater

         Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Section 8.1(o)(i))

       - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee
         (see Section 8.1(o)(i))

9. Partnership Agreement Amendments. Each of LSP-Whitewater Limited Partnership and LSP-Cottage Grove, L.P. must present an Officer's Certificate to the Trustee prior to amending or modifying any other provision of either of their respective Partnership Agreements stating that such amendment or modification would not be reasonably expected to result in a Material Adverse Change.

       - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Section 8.1(o)(ii))

       - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee
         (see Section 8.1(o)(ii))

10. In order to qualify as a Permitted Party under the Partnership Trust Indentures, the Purchasers and each of LSP-Whitewater Limited Partnership and LSP-Cottage Grove, L.P. must deliver opinions of counsel stating that as a result of the acquisition each of the Partnerships will not be in violation of any Law necessary for such Partnership to conduct its business or to maintain a Plant's certification as a Qualifying Facility. Furthermore, each Partnership must provide a certificate stating that, as a result of the acquisition, there will be no Event of Default and no Material Adverse Change.

        - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Sections 8.1(p) and 8.1(q) and the definition of "Permitted Party")

        - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee
          (see Sections 8.1(p) and 8.1(q) and the definition of "Permitted
          Party")

11. In order to qualify as a Permitted Party under the Partnership Trust Indentures, the Purchasers must give the Collateral Agent a pledge of and Lien upon shares of capital stock of the General Partners so acquired in accordance with the Collateral Documents.

        - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Sections 8.1(p) and 8.1(q) and the definition of "Permitted Party")

        - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee

          (see Sections 8.1(p) and 8.1(q) and the definition of "Permitted
          Party")

12. In order to qualify as a Permitted Party under the Partnership Trust Indentures, each of the Partnerships must deliver letters from Moody's Investor Service, Inc. and Standard & Poor's Ratings Group to the Trustee confirming that the ratings of each rating agency in effect immediately prior to the proposed acquisition for each series of bonds outstanding will not be downgraded nor withdrawn as a result of the acquisition.

        - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Section 8.1(p) and the definition of "Permitted Party")

        - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee
          (see Section 8.1(p) and the definition of "Permitted Party")

13. Management Services Agreements. Prior to amending, modifying or terminating any Non-Material Agreement such that the Partnership would be reasonably expected to have monetary obligations exceeding $2,000,000 per year, the Partnership shall deliver an Officer's Certificate to the Trustee certifying that such amendment, modification or termination is not reasonably expected to result in a Material Adverse Change. Furthermore, the Officer's Certificate should be accompanied by written confirmation from the Independent Engineer that no Material Adverse Change is expected.

        - Trust Indenture dated as of May 1, 1995 between LSP-Whitewater Limited Partnership and IBJ Schroder Bank and Trust Company, as Trustee (see Section 6.20(b))

        - Trust Indenture dated as of May 1, 1995 between LSP-Cottage Grove, L.P. and IBJ Schroder Bank and Trust Company, as Trustee
          (see Section 6.20(b))

14.     FloriCulture Right of First Offer

        - Employment Agreement dated February 14, 1997 between FloriCulture and Rob Holder

        - Employment Agreement dated February 14, 1997 between FloriCulture and Jim Boyd

15. Amendments to pledge, security and other collateral documents required under the Bond Financing

16.     Qualifying Facility filings to the FERC (to be performed post-closing)

17. Minnesota filings LSP-Cottage Grove, L.P.: Any notice, administrative amendment or other filing or approval required under the applicable rules, regulations or policies of the Minnesota or Federal regulatory agencies having jurisdiction (to be performed post-closing)

18. Wisconsin filings LSP-Whitewater Limited Partnership: Any notice, administrative amendment or other filing or approval required under the applicable rules, regulations or policies of the Wisconsin or Federal regulatory agencies having jurisdiction (to be performed post-closing)

19. Notification of material change in ownership to the FERC by the Acquired Companies and the Purchasers (to be performed post-closing)

20. Form 8-K filings by Funding and Cogentrix with the Securities and Exchange Commission (to be performed post-closing)

21. Consents, filings or approvals from the agent as may be required under any items hereunder with respect to the Credit Agreements